UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2016

Morgans Hotel Group Co.

(Exact name of registrant as specified in its charter)

Delaware	001-33738	16-1736884
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 Tenth Avenue New York, NY		10018
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 277-4100

Not applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On January 28, 2016, Morgans Hotel Group Management LLC (“Morgans”) entered into amendments to each of the hotel management agreements relating to Royalton hotel and Morgans hotel, both owned by affiliates of FelCor Lodging Trust Incorporated (“FelCor”). In connection with FelCor’s potential sale of each of Royalton and Morgans, announced today, Morgans and FelCor agreed to allow FelCor to sell the hotels unencumbered by the current hotel management agreements. Under each of the amendments, FelCor has the right to terminate the hotel management agreements at any time upon at least 30 days’ prior written notice in exchange for paying Morgans $3.5 million for each of the hotels upon a termination of each agreement (for a total of $7.0 million). FelCor has stated that it expects that Morgans will continue to manage the hotels for FelCor until they are sold.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGANS HOTEL GROUP CO.

Date: January 29, 2016	By:	/s/ Richard Szymanski
		Name:	Richard Szymanski
		Title:	Chief Financial Officer